As filed with the Securities and Exchange Commission on August 7, 2009

Registration No:     -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZORAN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2794449
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1390 Kifer Road, Sunnyvale, California	94086
(Address of Principal Executive Offices)	(Zip Code)

2005 Outside Directors Equity Plan

Amended and Restated 1995 Employee Stock Purchase Plan

(Full Title of the Plan)

Levy Gerzberg

President and Chief Executive Officer

Zoran Corporation

1390 Kifer Road

Sunnyvale, California 94086

(408) 523-6500

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:

Timothy Curry, Esq.

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, California 94025

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable under the 2005 Outside Directors Equity Plan	600,000(1) shares	$11.55(2)	$6,930,000(2)	$387(2)
Common Stock, par value $0.001 per share, issuable under the Amended and Restated 1995 Employee Stock Purchase Plan	3,000,000(1) shares	$11.55(2)	$34,650,000(2)	$1,934(2)
TOTAL	3,600,000(1) shares	$11.55(2)	$41,580,000(2)	$2,321(2)

(1)

This Registration Statement covers, in addition to the number of shares of Zoran Corporation, a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Zoran Corporation 2005 Outside Directors Equity Plan and the Zoran Corporation Amended and Restated 1995 Employee Stock Purchase Plan (the “Plans”) as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 3, 2009, as quoted on the Nasdaq Global Select Market.

The Exhibit Index for this Registration Statement is at page 6.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plans and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Registration Statements on Form S-8, filed with the Commission on March 18, 1996, October 3, 1997, November 6, 2000, December 5, 2001, December 13, 2002, August 14, 2003, August 9, 2005 and July 28, 2008 (Commission File Nos. 333-2414, 333-37111, 333-49350, 333-74610, 333-101828, 333-107988, 333-127354 and 333-152576, respectively);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008, as amended (Commission File No. 000-27246);

(c)	The Company’s Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2009 and June 30, 2009 (Commission File No. 000-27246);

(d)	The Company’s Current Reports on Form 8-K, filed with the Commission on April 3, 2009 and April 23, 2009 (each, Commission File No. 000-27246); and

(e)	The description of the Company’s Common Stock contained in its Registration Statement on Form SB-2 filed with the Commission on December 15, 1995, and any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 6, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 7, 2009.

ZORAN CORPORATION

By:	/s/ Levy Gerzberg
Levy Gerzberg
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Levy Gerzberg and Karl Schneider, and each of them, as his true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Levy Gerzberg Levy Gerzberg	President, Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2009

/s/ Karl Schneider Karl Schneider	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 7, 2009

/s/ Uzia Galil Uzia Galil	Chairman of the Board of Directors	August 7, 2009

/s/ Raymond A. Burgess Raymond A. Burgess	Director	August 7, 2009

/s/ Dr. James D. Meindl Dr. James D. Meindl	Director	August 7, 2009

/s/ James B. Owens, Jr. James B. Owens, Jr.	Director	August 7, 2009

/s/ Arthur B. Stabenow Arthur B. Stabenow	Director	August 7, 2009

/s/ Philip M. Young Philip M. Young	Director	August 7, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Zoran Corporation 2005 Outside Directors Equity Plan, as amended. (Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009 (Commission File No. 000-27246) and incorporated herein by this reference.)

4.2	Zoran Corporation Amended and Restated 1995 Employee Stock Purchase Plan, as amended. (Filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009 (Commission File No. 000-27246) and incorporated herein by this reference.)

5.	Opinion of O’Melveny & Myers LLP (opinion re legality).

23.1	Consent of PricewaterhouseCoopers LLP (consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5).

24.	Power of Attorney (included in this Registration Statement under “Signatures”).